EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-15533) and related Prospectus of Enzo Biochem, Inc. for the registration of 416,521 shares of its common stock and to the incorporation by reference therein of our report dated October 15, 1996, with respect to the consolidated finacial statements and schedule of Enzo Biochem, Inc. included in its Annual Report (Form 10-K) for the year ended
July 31, 1996, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP


Melville, New York
January 17, 1997